EXHIBIT 10.1








                               ESSEX BANCORP, INC.

                           MANAGEMENT RECOGNITION PLAN














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         1.       Establishment of Plan

                  Essex Bancorp, Inc. (the "Company") hereby establishes the Essex Bancorp, Inc. Management Recognition Plan (the "Plan"), effective May 1, 1998, contingent upon ratification of the Plan by the Company's shareholders. In the event the Company's shareholders fail to ratify the Plan, the Plan shall be null and void ab initio.

         2.       Purpose of Plan

                  The purpose of the Plan is to attract and retain personnel of experience and ability in key positions by providing those key employees with a proprietary interest in the Company and its Subsidiaries as compensation for their contributions to the Company and any Subsidiaries and as an incentive to make such contributions in the future.

         3.       Definitions

                  In this document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

                  3.1 "Agreement" means a written agreement between the Company and an Employee implementing and evidencing the grant of Plan Shares.

                  3.2 "Board of Directors" or "Board" means the board of directors of the Company.

                  3.3 "Change in Control" means the acquisition by any "person" or "group" (as defined in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company; provided, however, that no Change in Control shall be deemed to occur as a result of: (a) any transaction prior to May 1, 1998; (b) any purchase, transfer, or other disposition of the Series B and Series C preferred shares of the Company; or (c) any exercise or conversion of warrants or options of the Company which were issued prior to 1996 (and any exercise, or conversion of such warrants or options shall be disregarded in determining whether a Change of Control has occurred).

                  3.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  3.5 "Committee" means the Executive Compensation Committee of the Board consisting of not less than two non-employee directors of the Company.

                  3.6 "Company" means Essex Bancorp, Inc.

                  3.7 "Employee" means any person who is currently employed by the Company or any Subsidiary, including officers of the Company or any Subsidiary.

                  3.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  3.9 "Permanent Disability" means disabled within the meaning of Code Section 72(m)(7).

                  3.10  "Plan"  means  the  Essex   Bancorp,   Inc.   Management
Recognition Plan, as set forth herein and as amended from time to time.

                  3.11 "Plan Shares" means Shares granted to a Recipient pursuant to the Plan.

                  3.12 "Restriction Period" means the period of time any Plan Shares are nontransferable and subject to a forfeiture, as set forth in the applicable Agreement.

                  3.13 "Recipient" means an Employee who receives Plan Shares under the Plan.

                  3.14 "Shares" means shares of the common stock of the Company.

                  3.15 "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

         4.       Administration

                  4.1 The Plan shall be administered by the Committee. Except as expressly provided herein, the Committee shall have the exclusive power to determine in its discretion the Employees to whom the Company shall issue Plan Shares, the number of Plan Shares to be granted, and the terms and conditions of each award of Plan Shares, including the applicable Restriction Period and vesting schedule. Without limiting the generality of the foregoing, the Committee may provide in its discretion in an Agreement pertaining to an award of Plan Shares: (a) for an agreement by the Recipient to render services to the Company or a Subsidiary upon the terms and conditions specified in the Agreement during the Restriction Period; and (b) for an agreement by the Recipient to resell the Plan Shares to the Company under specified conditions. In no event, however, shall any Agreement permit vesting of Plan Shares prior to the first to occur of the Participant's death, Permanent Disability, completion of three (3) years of employment with the Company from the date of grant or a Change in Control.

                  4.2 In addition to any other powers provided herein, the Committee shall have the following powers: (a) to construe and interpret the Agreements and the Plan; (b) to require, whether or not provided for in the pertinent Agreement, of any person receiving Shares, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state, including Section 16(b) of the Exchange Act; (c) to provide for satisfaction of a Recipient's tax liabilities arising in connection with the Plan; and (d) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In no case, however, may the Committee or Company grant any Plan Shares until the Plan has been approved by the Company's shareholders.

                  4.3 Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

                  4.4 In addition to any other indemnification rights they may have as members of the Board, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award of Plan Shares made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if the members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

         5.       Number of Shares Subject to The Plan

                  5.1 As of any date, the maximum number of Plan Shares which may be issued under this Plan is limited to the excess of: (a) five percent (5%) of the total issued and outstanding Shares of the Company (computed without regard to Shares issued under this Plan or any Shares issued upon the exercise of any warrants for Shares outstanding as of the effective date of this Plan); over (b) any Plan Shares previously issued and not yet forfeited.

                  5.2 If Plan Shares previously issued are forfeited, in whole or in part, the Shares shall become available for reissuance as new Plan Shares within the aggregate maximum number of Shares stated in Section 5.1 above.



         6.       Eligibility and Grants

                  6.1 Only those officers and other Employees designated by the Committee as key management Employees of the Company or any Subsidiary are eligible to receive Plan Shares. An Employee may receive more than one award of Plan Shares.

                  6.2 The Committee shall determine from time to time which of the Employees referenced in Section 6.1 above will be issued Plan Shares and the number of Plan Shares which the Company shall issue, provided that the total number of Shares issued pursuant to this Plan may not exceed the number of Shares set forth in Section 5.1. In selecting those Employees to whom Plan Shares will be granted and the number of Plan Shares to be issued, the Committee may consider the position and responsibilities of the eligible Employees, the value of their services to the Company and its Subsidiaries, and any other factors the Committee may deem relevant.

                  6.3 As promptly as practicable after a determination is made pursuant to Section 6.2 that Plan Shares are to be granted, the Committee shall notify the Recipient and Company in writing of the grant of the Shares, the number of Shares covered by the grant, the Restriction Period and the terms and conditions upon which the Plan Shares subject to the grant will become vested and transferable. The Committee shall cause the Company to tender to the Recipient an Agreement evidencing the grant, which Agreement must be executed by the Chairman of the Committee (or his delegee) on behalf of the Company and by the Recipient for the grant to be consummated. The date of the Agreement shall be considered the date of grant of the plan Shares.

                  6.4 The Company shall issue the applicable number of Plan Shares to the Recipient as soon as possible after the date of the Plan Shares are awarded by the Committee. Unless otherwise provided in the applicable Agreement, a Recipient will not be required to pay any amount for his Plan Shares and such Shares shall be issued fully paid and non-assessable. No Plan Shares shall be issued, however, until all applicable requirements of law and regulatory restrictions are satisfied.

                  6.5 The Company may withhold from any transfer, payment or distribution made under this Plan sufficient amounts of cash or Shares to cover any applicable withholding and employment taxes, and if the amount of the payment is insufficient, the Company may require the Recipient to pay to the Company the amount required to be withheld as a condition of delivering the Plan Shares; provided, however, that the withholding of Shares on behalf of any Recipient who is an officer or director of the Company within the meaning of
Section 16 of the Exchange Act shall be effective only as permitted under Rule 16b-3 under the Exchange Act and Securities and Exchange Commission staff interpretations thereunder.

                  6.6 If the Recipient timely and properly elects pursuant to Code Section 83(b) to include in gross income for federal income tax purposes the amount in respect of Plan Shares that is determined under Code Section 83(b), the Recipient shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any federal, state or local taxes required to be withheld with respect to the Shares. If the Recipient fails to make those payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

         7.       Restrictions  on  Transfer;  Forfeiture  Upon  Termination  of
                  Employment

                  7.1 Plan Shares issued to a Recipient shall be nontransferable and subject to forfeiture by the Recipient during the Restriction Period in accordance with the terms and conditions (including vesting schedule) set forth in the applicable Agreement evidencing the award of the Plan Shares. In no event shall the Restriction Period end, or the corresponding Plan Shares vest, prior to the first to occur of the Participant's death or Permanent Disability, the Participant's completion of three years of employment with the Company from the date of grant of the Plan Shares or a Change in Control.

                  7.2 Except as provided in Subject 7.4 below, if the employment of a Recipient terminates for any reason other than Permanent Disability or death before he has satisfied the three (3) year or greater vesting requirement applicable to any Plan Shares, as specified in the applicable Agreement, the Recipient shall forfeit the Shares that have not theretofore become vested.

                  7.3 In determining the number of Plan Shares that are vested, fractional shares shall be rounded down to the nearest whole number provided that such fractional shares shall be aggregated and deemed earned on the first date that all Plan Shares subject to an award have been vested.

                  7.4 Notwithstanding the general rule set forth in Section 7.2 above, all Plan Shares shall automatically vest upon the occurrence of a Change in Control, if not previously forfeited.

                  7.5 Plan Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period described in the underlying Agreement. Share certificates representing the Shares shall not be issued until the Shares become vested at the close of the Restriction Period.


         8.       Voting of Plan Shares and Distributions

                  8.1  Except  as  provided  in  the  applicable  Agreement,   a
Recipient may exercise all voting rights with respect to the Plan Shares (whether or not vested) issued to him.

                  8.2 Except as provided in the applicable Agreement, any cash dividends, stock dividends or other distributions payable in respect of Plan Shares (whether or not vested) will be paid to the Recipient.

         9.       Miscellaneous

                  9.1 The aggregate number of Plan Shares available for issuance pursuant to the Plan and the number of Shares to which the Plan Share award relates shall be proportionately adjusted for any increase or decrease in the total number of Shares outstanding subsequent to the effective date of the Plan resulting from any split, subdivision or consolidation of Shares or other capital adjustment, or other increase or decrease in such Shares effected by the Company without receipt or payment of consideration. All such adjustments shall be in such amounts as the Committee in its sole discretion determines.

                  9.2 The Board shall have the power to terminate the Plan and amend it in any respect, provided that the Board may not, without the approval of the shareholders of the Company, amend the Plan so as to increase the aggregate number of Shares that may be awarded under the Plan or increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall adversely affect the rights or obligations of any Recipient as to his then outstanding Plan Shares without his consent. All such adjustments shall be in such amounts as the Committee in its sole discretion determines.

                  9.3 The grant of Plan Shares shall not give the Recipient any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary.

                  9.4 The Plan and Agreements shall be governed and their provisions construed, enforced and administered in accordance with the laws of Virginia, except to the extent that such laws may be superseded by any federal law.

                  9.5 The shareholders of the Company shall be considered to have ratified the Plan (or any amendment to the Plan) if the Plan (or amendment) is approved by a majority of the votes, cast by the shareholders of the Company at any duly called shareholder meeting at which a quorum is present.

                  IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Agreement to be executed effective as of the ___ day of __________, 1998.


                                           ESSEX BANCORP, INC.



                                           By:______________________________

                                                    Its:____________________

                                           Date:____________________________